UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois		60181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On June 17, 2010, General Employment Enterprises, Inc. (the “Company”) received a letter (the “Letter”) from NYSE Amex LLC (the “Exchange”) indicating that the Company does not meet certain of the Exchange’s continued listing standards as set forth in the NYSE Amex Company Guide (the “Company Guide”).  Specifically, the Letter provides notice that the Company is not in compliance with Section 1003(a)(i) of the Company Guide, because it has stockholders’ equity of less than $2,000,000 and losses from continued operations and net losses in two out of its three most recent fiscal years.  In order to maintain its listing on the Exchange, the Company is required to submit a plan by July 16, 2010, advising the Exchange how it intends to return to compliance with Section 1003(a)(i) of the Company Guide by December 16, 2011 (the “Plan”).

The Company intends to prepare the Plan and submit it to the Exchange by July 16, 2010.  The Company anticipates that it will be able to return to compliance with Section 1003(a)(i) of the Company Guide by continuing to execute its previously disclosed plan to build a national human resource outsourcing company with multiple product lines.  If the Exchange determines that the Company has made a reasonable demonstration of its ability to return to compliance with the continued listing standards, the Exchange will accept the Plan and the Company may continue its listing during the Plan period, during which time the Company will be subject to periodic reviews by the Exchange.  If the Exchange does not accept the Plan, the Company will be subject to delisting proceedings.  If the Plan is accepted, but the Company is not in compliance with all the continued listing standards of the Company Guide by December 16, 2011, or if the Company does not make progress consistent with the Plan during the Plan period, the Exchange may initiate delisting proceedings.  The Company may appeal a determination by the Exchange to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.  There can be no assurance that the Company’s Plan will be accepted by the Exchange, or that, if accepted, the Company will be able to successfully implement the Plan and return to compliance with the Exchange’s continued listing standards within the required time period.

The Company’s common stock continues to trade on the NYSE Amex under the symbol “JOB”, but will become subject to the trading symbol extension “BC” to denote non-compliance with the Exchange’s continued listing standards.

Pursuant to Section 402 of the Company Guide, on June 23, 2010, the Company issued a press release disclosing the Company’s receipt of the Letter and the other matters discussed herein.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010	GENERAL EMPLOYMENT ENTERPRISES, INC.

	By:	/s/ Salvatore J. Zizza
		Name:	Salvatore J. Zizza
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 23, 2010.